UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 24, 2025

TETRA Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	NA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2025, TETRA Technologies, Inc. (“TETRA” or the “Company”) announced that on October 24, 2025 Elijio V. Serrano informed the Company that he intends to retire from his position as Senior Vice President, Chief Financial Officer (principal financial officer) of TETRA, effective March 31, 2026. It is anticipated that Mr. Serrano will be retained as an advisor to Brady Murphy, CEO and President, on terms to be agreed upon. The Company will file an amendment to this Current Report on Form 8-K after the terms of Mr. Serrano’s continuing compensation arrangements are determined.

TETRA also announced that its board of directors has appointed Matthew J. Sanderson as Executive Vice President and Chief Financial Officer (principal financial officer), to be effective upon Mr. Serrano’s retirement from such position. Mr. Sanderson currently serves as the Executive Vice President and Chief Commercial Officer of TETRA and will continue to manage certain responsibilities associated with this position.

Matthew J. Sanderson, 52, has served as our Executive Vice President and Chief Commercial Officer since September 2022. From December 2016 until September 2022, he served as our Senior Vice President responsible for our Water and Flowback Services division and our global Completion Fluids and Products division. Prior to joining TETRA, Mr. Sanderson spent over 19 years working at Schlumberger in various operational and functional leadership roles in North America and internationally. He earned a Bachelor of Applied Science in Civil Engineering (Environmental Option) from Queen's University in Kingston, Canada and a Master of Science in Oil and Gas Industry Management from Heriot-Watt University in Edinburgh, Scotland.

At this time, any changes to Mr. Sanderson’s compensatory arrangements in connection with his appointment as Executive Vice President and Chief Financial Officer have not been determined. The Company will file an amendment to this Current Report on Form 8-K after such arrangements are determined. There are no arrangements or understandings between Mr. Sanderson and any other person pursuant to which he was appointed. There are no family relationships, as defined in Item 401 of SEC Regulation S-K, between Mr. Sanderson and any of TETRA’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no transaction in which Mr. Sanderson has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

A copy of TETRA’s news release relating to the foregoing is attached to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
99.1	News Release dated October 27, 2025 issued by TETRA Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Brady M. Murphy
Brady M. Murphy
President and
Chief Executive Officer

Date:	October 27, 2025
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